Exhibit 1.1

Execution Copy

HALCÓN RESOURCES CORPORATION

Common Stock

EQUITY DISTRIBUTION AGREEMENT

March 18, 2015

BMO Capital Markets Corp.
3 Times Square
New York, New York 10036

Jefferies LLC
520 Madison Avenue
New York, New York 10022

MLV & Co. LLC
1251 Avenue of the Americas, 41st Floor
New York, New York 10020

Ladies and Gentlemen:

Halcón Resources Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with BMO Capital Markets Corp., Jefferies LLC and MLV & Co. LLC (the “Managers”) with respect to the issuance and sale from time to time by the Company of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 (the “Maximum Amount”) through or to the Managers, as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-188640) for the registration of the Shares (the “registration statement”) under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (collectively, the “Rules and Regulations”).  The Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business.  Except where the context otherwise requires, the term “Registration Statement” means the registration statement, as amended at the time of the registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, including (i) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C of the Rules and Regulations, to be part of the registration statement at the effective time.  Except where the context requires, the term “Basic Prospectus” means the prospectus dated March 13, 2015, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus.  Except where the context otherwise requires, the term “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Managers in connection with the offering of the Shares.  Except where the context otherwise requires, the term “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the last sentence of Section 3(y) and filed in accordance with the provisions of Rule 424(b) of the Rules and Regulations), together with the Basic Prospectus attached to or used with the Prospectus Supplement.  “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(f).  Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company confirms its agreement with the Managers as follows:

1.                                      Sale and Delivery of the Shares.

(a)                                 Agency Transactions.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers agree that the Company may issue and sell through a Manager, as sales agent for the Company, the Shares (an “Agency Transaction”) as follows:

(i)                                     The Company may, from time to time, propose to a Manager the terms of an Agency Transaction by means of a telephone call (confirmed promptly by electronic mail in a form substantially similar to Exhibit A hereto (an “Agency Transaction Notice”)) from any of the individuals listed as authorized representatives of the Company on Schedule 1 hereto (each, an “Authorized Company Representative”), such proposal to include: the trading day(s) for the New York Stock Exchange (the “Exchange”) (which may not be a day on which the Exchange is scheduled to close prior to its regular weekday closing time) on which the Shares are to be sold (each, a “Trading Day”); the maximum number of Shares that the Company wishes to sell in the aggregate and on each Trading Day; and the minimum price at which the Company is willing to sell the Shares (the “Floor Price”).

(ii)                                  If such proposed terms for an Agency Transaction are acceptable to the Manager, it shall confirm the terms by countersigning the Agency Transaction Notice for such Agency Transaction and emailing it to an Authorized Company Representative.

(iii)                               Subject to the terms and conditions hereof, such Manager shall use its commercially reasonable efforts to sell all of the Shares designated in, and subject to the terms of, such Agency Transaction Notice.  The Manager shall not sell any Share at a price lower than the Floor Price.  The Company acknowledges and agrees with such Manager that (x) there can be no assurance that the Manager will be successful in selling all or any of such Shares, (y) the Manager shall incur no liability or obligation to the Company or any other person or entity if it does not sell any Shares for any reason and (z) the Manager shall be under no obligation to purchase any Shares on a principal basis pursuant to this Agreement (except in the case of a Principal Transaction pursuant to this Agreement and the relevant Terms Agreement).

(iv)                              The Company, acting through an Authorized Company Representative, or a Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend an offering of the Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(v)                                 If the terms of any Agency Transaction as set forth in an Agency Transaction Notice contemplate that the Shares shall be sold on more than one Trading Day, then the Company and the Manager shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Trading Days, and such additional terms and conditions shall be binding to the same extent as any other terms contained in the relevant Agency Transaction Notice.

(vi)                              A Manager, as sales agent in an Agency Transaction, shall not make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (x) by means of ordinary brokers’ transactions that qualify for delivery of the Prospectus (as defined below) in accordance with Rule 153 of the Rules and Regulations (as defined below) and meet the definition of an “at the market offering” under Rule 415(a)(4) of the Rules and Regulations and (y) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Managers in writing.

(vii)                           The compensation to a Manager for sales of the Shares in an Agency Transaction with respect to which a Manager acts as sales agent hereunder shall be up to 2.0% of the gross offering proceeds of the Shares sold pursuant to this Agreement.  The Manager shall provide written confirmation to the Company (which may be provided by email to an Authorized Company Representative) following the close of trading on the Exchange on each Trading Day on which Shares are sold in an Agency Transaction under this Agreement, setting forth (i) the number of Shares sold on such Trading Day, (ii) the gross offering proceeds received from such sales, (iii) the commission payable by the Company to the Manager with respect to such sales and (iv) the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales) (the “Net Offering Proceeds”).

(viii)                        Settlement for sales of the Shares in an Agency Transaction pursuant to this Agreement shall occur on the third Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, an “Agency Settlement Date”).  On each Agency Settlement Date, the Shares sold through the Manager in Agency Transactions for settlement on such date shall be issued and delivered by the Company to the Manager against payment by the Manager to the Company of the Net Offering Proceeds from the sale of such Shares.  Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s or its designee’s account (provided that the Manager shall have given the Company written notice of such designee prior to the relevant Agency Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same-day funds delivered to the account designated by the Company.  If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Agency Settlement Date, the Company shall (i) hold the Manager harmless against any loss, claim, damage, or expense (including, without limitation, reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

(b)                                 Principal Transactions.  If the Company wishes to issue and sell the Shares other than as set forth in subsection (a) of this Section 1 (each, a “Principal Transaction”), the Company will notify a Manager of the proposed terms of such Principal Transaction.  If a Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Manager and the Company will enter into an agreement in substantially the form of Exhibit B hereto (each, a “Terms Agreement”) that sets forth the terms of such Principal Transaction, including, without limitation, the time, date and place of delivery of and payment for the Shares to be sold pursuant to such Principal Transaction (each of such date and each Agency Settlement Date, a “Settlement Date”).  The terms set forth in a Terms Agreement shall not be binding on the Company or the Manager unless and until each of the Company and the Manager has executed such Terms Agreement accepting all of such terms.  The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement shall control.

(c)                                  Maximum number of Shares.  Under no circumstances shall the Company propose to the Managers, or the Managers effect, a sale of Shares in an Agency Transaction or a Principal Transaction pursuant to this Agreement if such sale would (i) cause the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement to exceed the Maximum Amount, (ii) cause the number of Shares sold to exceed the number of shares of Common Stock available for offer and sale under the then effective Registration Statement (as defined below) or (iii) cause the number of Shares sold pursuant to this Agreement to exceed the number of Shares authorized from time to time to be issued and sold pursuant to this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing.

(d)                                 Regulation M.  If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto.

(e)                                  Black-out Periods. Notwithstanding any other provision of this Agreement, no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers shall not be obligated to sell or offer to sell any Shares, during any period in which the Company is in possession of material non-public information with respect to the Company.

(f)                                   Continuing Accuracy of Representations and Warranties. Any obligation of the Managers to use their commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the conditions specified in Section 4 of this Agreement.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and covenants with, the Managers as follows:

(a)                                 Effectiveness of Registration.  The Registration Statement and any post-effective amendment thereto have become effective.  The Company has responded to all requests, if any, of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b)                                 Company Not Ineligible Issuer.  (i) At the time of filing the Registration Statement, (ii) at the earliest time that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Shares and (iii) at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(c)                                  Accuracy of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  (i) At the respective times the Registration Statement and any post-effective amendment thereto became effective, (ii) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Act, (iii) as of each Time of Sale, (iv) at each Settlement Date and (v) at all times during such period as the Prospectus is required by law to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 of the Rules and Regulations or any similar rule) in connection with sales of the Shares (the “Prospectus Delivery Period”), the Registration Statement complied and will comply in all material respects with the Act and the Rules and Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Manager specifically for inclusion therein,.  As of each Time of Sale and each Settlement Date and at all times during the Prospectus Delivery Period, the Prospectus, as amended or supplemented, complied and will comply in all material respects with the Act and the Rules and Regulations, and, together with all of the then issued Permitted Free Writing Prospectuses, if any, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Basic Prospectus (including any amendment thereto) complied when so filed in all material respects with the Rules and Regulations, and the Prospectus (including the Basic Prospectus included therein) delivered to the Managers for use in connection with the transactions contemplated by this Agreement is identical to the electronically transmitted copy thereof filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.  The foregoing representations and warranties in this Section 2(b) do not apply to any statements contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to the Managers furnished in writing to the Company by the Managers specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), which constitutes the information set forth in Schedule 2 hereto.  “Time of Sale” means, (i) with respect to an Agency Transaction, the time of the Managers’ initial entry into contracts with investors for the sale of such Shares and (ii) with respect to a Principal Transaction, the time of sale of such Shares.

(d)                                 Documents Incorporated by Reference.  The Incorporated Documents, at the time they were filed with the Commission, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations, and none of such documents, when read together with the other information in the Prospectus, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the Rules and Regulations of the Commission thereunder and will not, when read together with the other information in the Registration Statement and the Prospectus, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e)                                  Free Writing Prospectuses.  Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) of the Rules and Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations.  Each free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, when considered together with the Prospectus, did not, does not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Due Incorporation; Subsidiaries.  The Company has been duly incorporated, is validly existing and is in good standing under the laws of State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a material adverse effect on the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); each subsidiary of the Company other than those subsidiaries which would not, individually or in the aggregate, constitute a “significant subsidiary” as defined in Item 1-02(w) of Regulation S-X (each such “significant subsidiary,” a “Subsidiary”) is a corporation, partnership, limited liability company or business trust duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite entity power and authority to own, lease and operate its properties, except where the failure to qualify or be in good standing would not have a Material Adverse Effect.  On a consolidated basis, the Company and its subsidiaries conduct their business as described in the Registration Statement and the Prospectus and each Subsidiary is duly qualified as a foreign corporation, partnership, limited liability company, business trust or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect.

(g)                                  Authorization of Shares.  The Company has the authorized equity capitalization as set forth in the Registration Statement and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been, and the Shares will be when issued in accordance with this Agreement (in the case of an Agency Transaction) or a Terms Agreement (in the case of a Principal Transaction), duly authorized and validly issued and are fully paid and non-assessable.  Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Registration Statement and the Prospectus and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement and the Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Company or any such warrants, convertible securities or obligations.

(h)                                 Agreement Duly Authorized.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each Terms Agreement.  This Agreement has been, and any Terms Agreement will have been, duly and validly authorized, executed and delivered by the Company and this Agreement constitutes and any Terms Agreement will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with the terms hereof or thereof, as the case may be.

(i)                                     No Conflicts. The execution, delivery and performance of this Agreement and any Terms Agreement by the Company, the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries, or (iii) result in any violation by the Company of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect or would not, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or any Terms Agreement or the consummation of the transactions contemplated hereby or thereby.

(j)                                    No Consent of Governmental Body Needed.  No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and sale of the Shares by the Managers.

(k)                                 No Registration Rights.  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person.

(l)                                     No Integration.  The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement or any applicable Terms Agreement pursuant to the Act, the Rules and regulations or the interpretations thereof by the Commission.

(m)                             No Material Adverse Changes.  Except as described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since such date, there has not been any change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt, of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, prospects, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect provided that such adverse change or effect shall not be deemed to include conditions affecting the oil and gas industry in the United States, including conditions related to declining commodity prices, to the extent such changes do not adversely affect the Company and its subsidiaries in a disproportionate manner compared to similarly situated oil and gas exploration and production companies.

(n)                                 No Material Transactions.  Since the date as of which information is given in the Registration Statement and the Prospectus and except as described therein, the Company has not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its Common Stock.

(o)                                 Financial Statements. The historical financial statements (including the related notes and supporting schedules) of each of the Company and its subsidiaries included and/or incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.  The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Incorporated Documents fairly presents the financial information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(i)                                     The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” as incorporated by reference from the Incorporated Documents in the

Registration Statement accurately and fully describes in all material respects (A) the accounting policies that the Company believed as of the date thereof were the most important in the portrayal of the Company’s financial condition and results of operations and that required management’s most difficult, subjective or complex judgments; (B) the judgments and uncertainties affecting the application of such critical accounting policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof

(p)                                 Independent Accountants.  Deloitte & Touche LLP (the “Accountants”), who have certified certain financial statements of the Company, whose reports appear in the Registration Statement and the Prospectus or are incorporated by reference therein, are independent registered public accountants as required by the Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”) during the periods covered by the financial statements on which they reported contained in and incorporated by reference in the Registration Statement and the Prospectus.

(q)                                 Reservoir Engineer.  Netherland, Sewell & Associates (the “Company Reservoir Engineer”), whose report dated January 28, 2015, is summarized or excerpted in reports incorporated by reference, or included, in the Registration Statement and the Prospectus, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.  The written engineering report prepared by the Company Reservoir Engineer dated January 28, 2015 setting forth the proved reserves attributed to the oil and gas properties of the Company and its subsidiaries accurately reflects in all material respects the interests of the Company and its subsidiaries in the properties therein as of December 31, 2014 and was prepared in accordance with the Commission’s rules and regulations relating to the reporting of oil and natural gas reserves; the information furnished by the Company to the Company Reservoir Engineer for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices, as indicated in the letter of the Company Reservoir Engineer dated January 28, 2015.

(r)                                    Statistical and Market Data.  The statistical and market-related data relating to the Company included or incorporated by reference in the Registration Statement and the Prospectus and the consolidated financial statements of the Company and its subsidiaries are based on or derived from sources that the Company believed as of the date thereof to be reliable in all material respects.

(s)                                   Investment Company.  Neither the Company nor any subsidiary of the Company is or, after giving effect to the offer and sale of the Shares as contemplated in this Agreement and in any Terms Agreement and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement and the Prospectus, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)                                    Litigation.  Except as described in the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which if determined adversely to the Company, or such subsidiary, would individually or in the aggregate, have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated under this Agreement or the performance by the Company of its obligations hereunder; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u)                                 Documents Described in Registration Statement.  There are no contracts or other documents that would be required to be described in a registration statement filed under the Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K, or a periodic report of the Company under the Exchange Act that would be incorporated by reference therein, that have not been described in the Registration Statement and the Prospectus.  The statements made in the Registration Statement and the Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(v)                                 Accurate Disclosure.  The statements made or incorporated by reference in the Registration Statement and the Prospectus under the captions “Business” (as incorporated by reference from the Incorporated Documents) and “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders”, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(w)                               Related Party Transactions.  No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries, on the other hand, that has not been described in the Registration Statement and the Prospectus.

(x)                                 Labor Matters.  No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(y)                                 Employee Benefit Plans.  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code in all material respects; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) to the knowledge of the Company, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(z)                                  Taxes.  The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and paid all taxes due thereon, and (i) no tax deficiency has been determined adversely to the Company or its subsidiaries, nor (ii) does the Company have any knowledge of any tax deficiencies that could, in the case of clause (i) or (ii) in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                          No Defaults.  Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

(bb)                          Sarbanes-Oxley.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of its directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc)                            Necessary Licenses, Compliance with Laws and Regulations and Performance of Obligations and Contracts.  The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration

Statement and the Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

(dd)                          Insurance.  The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company believes are adequate for the conduct of their business and the value of their properties and is reasonably customary for companies engaged in similar industries, and all such insurance is in full force and effect.  The Company has no reason to believe that it and its subsidiaries will not be able to (i) renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as currently conducted or proposed to be conducted and at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(ee)                            Environmental Laws. The Company and each of its subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice of any actual or alleged violation of Environmental Laws, or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Registration Statement and the Prospectus, (A) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed (except for pending or contemplated proceedings which are not material to the Company and its subsidiaries and were not required to be disclosed in the Incorporated Documents), (B) the Company, and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (C) none of the Company or its subsidiaries anticipates material capital expenditures other than in the ordinary course of business relating to Environmental Laws.

(ff)                              Unlawful Contributions or Payments.  Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of corporate funds or benefit to any foreign or domestic government or regulatory official or employee, including, without limitation, of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(gg)                            Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh)                          No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or its subsidiaries, nor, to the knowledge of the Company, any agent, employee or representative of the Company or its subsidiaries, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the

Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person of Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ii)                                  No Price Stabilization or Manipulation.  The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(jj)                                Stock Exchange Listing.  Prior to the first Settlement Date hereunder, the Shares will be duly authorized for listing on the Exchange, subject only to notice of issuance.

(kk)                          Oil and Gas Royalties.  As of the date hereof (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company and its subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)                                  Title to Property.  The Company and its subsidiaries have defensible title to all of their interests in oil and gas properties (other than interests earned under farm-out, participation or similar agreements in which an assignment or transfer is pending) and all their interests in other real property and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Registration Statement and the Prospectus, (ii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iii) would not have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus or as would not have a Material Adverse Effect, all of the leases and subleases of real property of the Company or any of its subsidiaries and under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect.

(mm)                  Internal Control Over Financial Reporting and Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States.  The Company and each of its subsidiaries maintains internal accounting controls that are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)                          Disclosure Controls and Procedures.  (i) The Company and each of its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports they file or submit under the Exchange Act (assuming the Company was required to file or submit such reports under the Exchange Act) is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(oo)                          No Material Weakness in Internal Controls.  Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries audited by Deloitte & Touche LLP and reviewed by the audit committee of the board of directors of the Company, (i) the Company has not been advised of by its auditors, nor has it identified (A) any material weaknesses in the design or operation of internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no changes in internal controls or in other factors that have materially affected or are reasonably likely to materially affect internal controls.

(pp)                          Off-Balance Sheet Transactions.  Except as described in the Registration Statement and the Prospectus, there are no material off-balance sheet transactions (including,

without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 810), arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that would reasonably be expected to have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(qq)                          Brokers and Finders.  Neither the Company nor any of its subsidiaries is party to any contract, agreement or understanding with any person (other than this Agreement) that would reasonably be expected to give rise to a valid claim against the Company or any of its subsidiaries or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr)                                Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made without a reasonable basis at the time such statement was made or has been disclosed other than in good faith.

3.                                      Agreements of the Company.  The Company covenants and agrees with the Managers as follows:

(a)                                 Amendments and Supplements to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.  The Company shall not, during the Prospectus Delivery Period, amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (including, without limitation, by filing any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus), unless a copy of such amendment or supplement thereto (or such document) shall first have been submitted to the Managers within a reasonable period of time prior to the filing or, if no filing is required, the use thereof and the Managers shall not have reasonably objected thereto.

(b)                                 Material Misstatements or Omissions and Other Compliance with Applicable Law.  If, after the date hereof and during the Prospectus Delivery Period, any event or development shall occur or condition shall exist as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus or any Permitted Free Writing Prospectus, or to file any document in order to comply with the Act or the Exchange Act, in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if in the reasonable opinion of counsel to the Managers or counsel to the Company it is otherwise necessary to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to file any document in order to comply with the Act or the Exchange Act, including, without limitation, in connection with the delivery of the Prospectus, the Company shall promptly (i) notify the Managers of any such event, development or condition (and confirm such notice in writing) and (ii)(x) prepare (subject to subsections (a) and (g) of this Section 3) an amendment or supplement to the Prospectus or such Permitted Free Writing Prospectus, necessary in order to make the statements in the Prospectus or such Permitted Free Writing Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, not misleading or so that the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, as amended or supplemented, will comply with the Act or the Exchange Act, (y) file with the Commission such amendment, supplement or document in order to comply with the Act or the Exchange Act (and use its reasonable efforts to have such amendment or supplement to be declared effective as soon as possible) and (z) furnish at its own expense to the Managers as many copies as the Managers may reasonably request of such amendment, supplement or document.

(c)                                  Notifications to the Managers.  The Company shall notify the Managers promptly, and shall confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for an amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or for additional information, (iii) of the commencement by the Commission or by any state securities commission of any proceedings for the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, including, without limitation, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any amendment or supplement to the Prospectus or any Permitted Free Writing Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) of receipt by the Company or any representative of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any preliminary prospectus.  If at any time the Commission shall issue any such stop order suspending the effectiveness of the Registration Statement, the Company shall use its reasonable efforts to obtain the withdrawal of such order at the earliest possible moment.  The Company shall use its reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424(b), 430A, 430B, 430C and 462(b) of the Rules and Regulations and to notify the Managers promptly of all such filings.

(d)                                 Executed Registration Statements.  At the Managers’ request, the Company shall furnish to the Managers, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act that is deemed to be incorporated by reference into the Prospectus).

(e)                                  Prospectus.  The Company shall furnish to the Managers, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Managers may reasonably request (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) via electronic mail in “.pdf” format and, at the Managers’ request, to furnish copies of the Prospectus to the Exchange and each other exchange or market on which sales of the Shares were or are expected to be effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.  The Company consents to the use of the Prospectus and any amendment or supplement thereto by the Managers during the Prospectus Delivery Period.  If the Managers are required to deliver, under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), a prospectus relating to the Shares after the nine-month period referred to in Section 10(a)(3) of the Act, or after that time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, then, upon the request of the Managers, and at the Company’s own expense, the Company shall prepare and deliver to the Managers as many copies as the Managers may request of an amended Registration Statement or amended and supplemented Prospectus complying with Item 512(a) of Regulation S-K or Section 10(a)(3) of the Act, as the case may be.

(f)                                   Permitted Free Writing Prospectuses.  The Company represents and agrees that it has not made and, unless it obtains the prior consent of the Managers, shall not make, any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, which is required to be retained by the Company under Rule 433 of the Rules and Regulations; provided that the prior written consent of the Managers hereto shall be deemed to have been given in respect of each of the free writing prospectuses set forth in Schedule 3 hereto.  Any such free writing prospectus consented to by the Managers is herein referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that (i) it has treated and shall treat, as the case may be, each Permitted Free Writing Prospectus as a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations and (ii) it has complied and shall comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including, without limitation, in respect of timely filing with the Commission, legending and record keeping.  The Company agrees not to take any action that would result in the Managers or the Company being required to file pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of the Managers that the Managers otherwise would not have been required to file thereunder.

(g)                                  Registration Statement Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement relating to the Shares (the “Renewal Deadline”), any of the Shares remain unsold by the Managers, the Company shall prior to the Renewal Deadline (i) file, if it has not already done so (subject to subsection (a) of this Section 3), a new shelf registration statement relating to the Shares, in a form satisfactory to the Managers, (ii) use its reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline (if the Company is not then eligible to file an automatic shelf registration statement) and (iii) take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated herein and in the expired registration statement relating to the Shares.  References herein to the Registration Statement relating to the Shares shall include such new shelf registration statement.

(h)                                 Compliance with Blue Sky Laws.  The Company shall cooperate with the Managers and counsel therefor in connection with the registration or qualification (or the obtaining of exemptions therefrom) of the Shares for the offering and sale under the securities or Blue Sky laws of such jurisdictions as the Managers may request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and to continue such registration or qualification in effect so long as necessary under such laws for the distribution of the Shares; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject (except service of process with respect to the offering and sale of the Shares).

(i)                                     Availability of Earnings Statements.  The Company shall make generally available to its stockholders and to the Managers an earnings statement or statements of the Company and its subsidiaries which will satisfy, on a timely basis, the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(j)                                    Reimbursement of Certain Expenses.  Whether or not any of the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay, or reimburse if paid by the Managers, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, each Permitted Free Writing Prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus (including the filing fees payable to the Commission relating to the Shares within the time required by Rule 456 of the Rules and Regulations), (ii) the preparation and delivery of certificates representing the Shares, (iii) the printing of this Agreement, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and any Permitted Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Managers, (v) the listing of the Shares on the Exchange, (vi) any filings required to be made by the Managers with the Financial Industry Regulatory Authority, and the fees, disbursements and other charges of counsel for the Managers in connection therewith, (vii) the registration or qualification of the Shares for offer and sale under the Act and the securities or Blue Sky laws of such jurisdictions designated pursuant to subsection (h) of this Section 3, including the fees, disbursements and other charges of counsel to the Managers in connection therewith, and, if requested by the Managers, the preparation and printing of preliminary, supplemental and final Blue Sky or Legal Investment memoranda, (viii) counsel to the Company, (ix) The Depository Trust Company and any other depositary, transfer agent or registrar for the Shares, (x) the Accountants, (xi) the marketing of the offering by the Company, including, without limitation, all costs and expenses of commercial airline tickets, hotels, meals and other travel expenses of officers, employees, agents and other representatives of the Company, (xii) all reasonable out-of-pocket fees, disbursements and other charges of the Managers incurred in connection with the offering, including, without limitation, the reasonable fees and disbursements of one counsel to the Managers designated from time to time by the Managers and (xiii) all fees, costs and expenses for consultants used by the Company in connection with the offering.

(k)                                 No Stabilization or Manipulation.  The Company shall not at any time, directly or indirectly (including, without limitation, through the subsidiaries), take any action intended to cause or result in, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation, under the Act or otherwise, of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

(l)                                     Use of Proceeds.  The Company shall apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds”.

(m)                             Clear Market.  The Company shall not offer to sell, sell, pledge, hypothecate, contract or agree to sell, purchase any option to sell, grant any option for the purchase of, lend, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to acquire shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Act of any shares of the Common Stock, in each case without giving the Managers at least three business days’ prior written notice specifying the nature and date of such proposed transaction.  Notwithstanding the foregoing, the Company may (i) register the offering and sale of the Shares through the Managers pursuant to this Agreement, (ii) issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) issue shares of Common Stock or options to purchase Common Stock granted pursuant to existing or amended employee benefit plans of the Company, (iv) issue shares of Common Stock pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, and (v) issue shares of Common Stock upon the conversion of or as dividends paid in respect of the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock.  If notice of a proposed transaction is provided by the Company pursuant to this subsection (m), the Managers may suspend activity of the transactions contemplated by this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers.

(n)                                 Stock Exchange Listing.  The Company shall use its reasonable efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(o)                                 Additional Notices.  The Company shall notify the Managers immediately after it shall have received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter or any other document provided to the Managers pursuant to Section 4 below.

(p)                                 Representation Date Certificates.  Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of securities pursuant to the Registration Statement other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers shall otherwise reasonably request), (iii) the Managers may reasonably request and (iv) Shares are delivered to one of the Managers pursuant to a Terms Agreement (such commencement date, any such recommencement date, if applicable, and each such date referred to in clauses (i), (ii), (iii) and (iv) above, a “Representation Date”), to furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 4(c) of this Agreement are true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(q)                                 Company Counsel Legal Opinions.  On each Representation Date, the Company shall cause to be furnished to the Managers, dated as of such date and addressed to the Managers, in form and substance satisfactory to the Managers and as described in Section 4(e), the written opinion of (i) Mayer Brown LLP, outside counsel for the Company, to the effect as set forth in Exhibit C-1 hereto, and (ii) the Chief Legal Officer of the Company, to the effect as set forth in Exhibit C-2 hereto. In lieu of delivering such opinions for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers with a letter (a “Reliance Letter”) to the effect that the Managers may rely on a prior opinion delivered under this Section 3(q) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(r)                                    Comfort Letters.  On each Representation Date, the Company shall cause the Accountants and the Company Reservoir Engineer to deliver to the Managers the comfort letters described in Sections 4(g) and 4(h).

(s)                                   Due Diligence.  The Company shall reasonably cooperate with any reasonable due diligence review requested by the Managers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) prior to the open of trading on each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Company and, upon reasonable request, representatives of the Accountants for an update on diligence matters with representatives of the Managers and their counsel and (ii) at each Representation Date or otherwise as the Managers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of the Accountants for one or more due diligence sessions with representatives of the Managers and its counsel.

(t)                                    Reservation of the Shares.  The Company shall reserve and keep available at all times, free of preemptive rights, Shares for the purpose of enabling the Company to satisfy its obligations hereunder.

(u)                                 Managers Trading.  The Company hereby consents to the Managers trading in the Common Stock for the Managers’ own account and for the account of their clients at the same time as sales of the Shares pursuant to this Agreement.

(v)                                 Deemed Representations and Warranties.  The Company hereby agrees that each acceptance by it of an offer to purchase Shares hereunder shall be deemed to be (i) an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date and (ii) an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such acceptance, such Time of Sale or such Settlement Date, as the case may be).

(w)                               Board Authorization.  Prior to the issuance of shares in accordance with the terms of an Agency Transaction or a Principal Transaction pursuant to Section 1 (or at such time as otherwise agreed between the Company and the Managers), the Company shall have (i) obtained from its board of directors or a duly authorized subcommittee thereof all necessary corporate authority for the sale of the Shares pursuant to the relevant Agency Transaction or Principal Transaction, as the case may be, and (ii) provided to the Managers a copy of the relevant board resolutions or other authority.

(x)                                 Offer to Refuse to Purchase.  If to the knowledge of the Company any condition set forth in subsections (a), (b) or (c) of Section 4(a) of this Agreement shall not have been satisfied on the applicable Settlement Date, the Company shall offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such Shares.

(y)                                 Exchange Act Reports.  The Company shall, subject to subsection (a) of this Section 3, (i) timely file all reports and any definitive proxy or information statements required to be filed by the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the duration of the Prospectus Delivery Period and (ii) disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K a summary detailing, for the relevant reporting period, the number of Shares sold through or to the Managers under this Agreement, the net proceeds received by the Company from such sales and the compensation paid by the Company to the Managers with respect to such sales.  In lieu of compliance with the requirement set forth in clause (ii) of the immediately preceding sentence, the Company may prepare a prospectus supplement with such summary information and, at least once a quarter and subject to subsection (a) of this Section 3, file such prospectus supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rule 430A, 430B or 430C under the Act).

4.                                      Conditions of the Obligations of the Managers.  The obligations of the Managers hereunder are subject to (i) the accuracy of the representations and warranties of the Company on the date hereof, on each Representation Date and as of each Time of Sale and Settlement Date,

(ii) the performance of the Company of its obligations hereunder and (iii) the following additional conditions:

(a)                                 No Stop Orders, Requests for Information and No Amendments.  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or are, to the knowledge of the Company, threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Managers and the Managers did not reasonably object thereto.

(b)                                 No Material Adverse Changes.  Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there shall not have been a Material Adverse Change.

(c)                                  No Downgrade.  Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)                                 Officers’ Certificates.  the Managers shall have received, on each Representation Date, one or more accurate certificates, dated such date and signed by an executive officer of the Company, in form and substance satisfactory to the Managers, to the effect set forth in clauses (a) and (b) above and to the effect that:

(i)                                     each signer of such certificate has carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;

(ii)                                  since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, except as described in the Registration Statement and the Prospectus, there has not been a Material Adverse Change;

(iii)                               each of the representations and warranties of the Company contained in this Agreement are, as of such date and each Time of Sale subsequent to the immediately preceding Representation Date, if any, true and correct; and

(iv)                              the Company has complied with all agreements and covenants and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date.

(e)                                  Opinions of Counsel to the Company.  The Managers shall have received, on each Representation Date, (i) an opinion of Mayer Brown LLP, outside counsel for the Company, to the effect set forth in Exhibit C-1 hereto, and (ii) an opinion of the Chief Legal Officer of the Company to the effect set forth in Exhibit C-2 hereto; each dated such date and addressed to the Managers.

(f)                                   Opinion of Counsel to the Managers.  The Managers shall have received, on each Representation Date, an opinion of Vinson & Elkins L.L.P., outside counsel for the Managers, dated such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers.

(g)                                  Accountants’ Comfort Letter.  The Managers shall have received, on each Representation Date, letters dated such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, (i) confirming that the Accountants are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and information of the type ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings with respect to the audited and unaudited financial statements and certain other financial information contained or incorporated by reference in the Registration Statement and the Prospectus (the first such letter, the “Initial Comfort Letter”) and (iii) in the case of any such letter after the Initial Comfort Letter, updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplemented to the date of such letter.

(h)                                 Company Reservoir Engineer Comfort Letter. The Managers shall have received, on each Representation Date, letters dated such date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers (i) confirming that the Company Reservoir Engineer is independent with respect to the Company, (ii) stating the conclusions and findings of the Company Reservoir Engineer with respect to matters pertaining to the Company’s use of the reports of proved reserves from the Company Reservoir Engineer as is customary to underwriters in connection with similar transactions (the first such letter, the “Initial Expert Letter”), and (iii) in the case of any such letter after the Initial Expert Letter, updating the Initial Expert Letter with any information that would have been included in the Initial Expert Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, as amended or supplement to the date of such letter.

(i)                                     Due Diligence.  The Company shall have complied with all of its due diligence obligations required pursuant to Section 3(s).

(j)                                    Compliance with Blue Sky Laws.  The Shares shall be qualified for sale in such states and jurisdictions as the Managers may reasonably request, including, without limitation, the provinces and territories of Canada and other jurisdictions outside the United States, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the relevant Representation Date.

(k)                                 Stock Exchange Listing.  The Shares shall have been duly authorized for listing on the Exchange, subject only to notice of issuance at or prior to the applicable Settlement Date.

(l)                                     Regulation M.  The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(m)                             Additional Certificates.  The Company shall have furnished to the Managers such certificate or certificates, in addition to those specifically mentioned herein, as the Managers may have reasonably requested as to the accuracy and completeness at each Representation Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at such Representation Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Managers.

5.                                      Indemnification.

(a)                                 Indemnification of the Managers.  The Company shall indemnify and hold harmless the Managers, the directors, officers, employees and affiliates of the Managers and each person, if any, who controls any of the Managers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including the reasonable cost of investigation) to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Managers and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with any written information relating to the Managers furnished to the Company by the Managers specifically for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have to any Manager or to any director, officer, employee, affiliate or controlling person of such Manager.

(b)                                 Indemnification of the Company.  The Managers shall indemnify and hold harmless the Company, its directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Managers, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information relating to the Managers furnished to the Company by the Managers specifically for inclusion in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus.  This indemnity will be in addition to any liability that the Managers might otherwise have to the Company or any such director, officer, employee or controlling person.

(c)                                  Indemnification Procedures.  Any party that proposes to assert the right to be indemnified under this Section 5 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 5 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel shall be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges shall be reimbursed by the indemnifying party promptly as they are incurred.  An indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).  No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party.

(d)                                 Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 5 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Managers, the Company and the Managers shall contribute to the total losses, claims, liabilities, expenses and damages (including the reasonable cost of investigation) (after deducting any contribution received by the Company from persons other than the Managers, such as directors, officers, employees or any controlling person of the Company, who also may be liable for contribution) to which the Company and the Managers may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Managers on the other.  The relative benefits received by the Company on the one hand and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the sum of (i) the total compensation to the Managers pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Managers as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements).  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Managers, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Managers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this subsection (d) shall be deemed to include, for purpose of this subsection (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Managers shall not be required to contribute any amount in excess of the sum of (i) the total compensation to the Managers pursuant to Section 1(a)(vii) (in the case of one or more Agency Transactions hereunder) and (ii) the underwriting discounts and commissions received by the Managers as set forth in the table on the cover page of the Prospectus (in the case of one or more Principal Transactions pursuant to Terms Agreements), and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this subsection (d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this subsection (d), will notify any such party from whom contribution may be sought, but the omission so to notify will not relieve the party from whom contribution may be sought from any other obligation it may have under this subsection (d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

(e)                                  Survival.  The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Managers, (ii) acceptance of any of the Shares and payment therefor or (iii) any termination of this Agreement.

6.                                      Termination.

(a)                                 The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Managers. Any such termination shall be without liability of any party to the other party, except that (i) with respect to any pending sale, the obligations of the Company, including, without limitation, in respect of compensation of the Managers, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(j)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Managers.

(b)                                 The Managers may terminate this Agreement in their discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to the other party, except that the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(j)), 5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.  In the case of any purchase by a Manager pursuant to a Terms Agreement, such Manager may, by written notice to the Company, terminate its obligations pursuant to such Terms Agreement at any time prior to or on the Settlement Date if, since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus:

(i)                                     trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market;

(ii)                                  trading generally shall have been suspended or limited on or by, as the case may be, any “national securities exchange” (as defined in the Exchange Act), or minimum or maximum prices shall have been generally established on any such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority;

(iii)                               a general banking moratorium shall have been declared by any of Federal, New York or Delaware authorities;

(iv)                              the United States shall have become engaged in new hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis shall have occurred, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus;

(v)                                 if the Company or any of the subsidiaries shall have sustained a loss material or substantial to the Company or any of the subsidiaries by reason of flood, fire, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, the effect of any of which is such as to make it impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus; or

(vi)                              if there shall have been a Material Adverse Change.

(c)                                  This Agreement shall remain in full force and effect until the earliest to occur of (A) termination of the Agreement pursuant to subsection (a) or (b) above or otherwise by mutual written agreement of the parties, (B) such date that the aggregate gross sales process of the Shares sold pursuant to this Agreement (including, without limitation, one or more Terms Agreements pursuant hereto) equals the Maximum Amount and (C) September 16, 2016, in each case except that the provisions of Sections 2, 3 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 3(j)),

5, 7(c), 7(e) and 7(h) of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)           Any termination of this Agreement shall be effective on the date specified in the notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 1 (in the case of an Agency Transaction) or in accordance with the relevant Terms Agreement (in the case of a Principal Transaction).

7.             Miscellaneous.

(a)           Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied (i) if to the Company, at the office of the Company, 1000 Louisiana Street, Suite 6700, Houston, Texas 77002, Attention: General Counsel, with a copy to Mayer Brown LLC, 700 Louisiana Street, Suite 3400, Attention: William T. Heller IV, or (ii) if to the Managers, (a) at the offices of BMO Capital Markets Corp., 3 Times Square, New York, New York 10036, Attention: Legal, (b) at the offices of Jefferies LLC, 520 Madison Avenue, New York, New York 10024, Attention: General Counsel, and (c) at the offices of MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020, Attention: Legal.  Any such notice shall be effective only upon receipt.  Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Managers, electronic mail to any Authorized Company Representative).

(b)           No Third Party Beneficiaries.  The Company acknowledges and agrees that the Managers are acting solely in the capacity of arm’s length contractual counterparties to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, the Managers are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Managers shall have no responsibility or liability to the Company with respect thereto. Any review by the Managers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Managers and shall not be on behalf of the Company.

(c)           Survival of Representations and Warranties.  All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto (including, without limitation, any Terms Agreement) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Managers or any of their controlling persons and shall survive delivery of and payment for the Shares hereunder.

(d)           Disclaimer of Fiduciary Relationship.  The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the terms of the offering and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Managers, on the other hand, (ii) in connection with the offering contemplated by this Agreement and the process leading to such transaction, the Managers owe no fiduciary duties to the Company or its security holders, creditors, employees or any other party, (iii) the Managers have not assumed nor will they assume any advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether the Managers or their respective affiliates have advised or are currently advising the Company on other matters) and the Managers have no obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (iv) the Managers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Managers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(e)           Governing Law.  THIS AGREEMENT AND EACH TERMS AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AGREEMENT OR SUCH TERMS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.  Each party hereto hereby irrevocably submits for purposes of any action arising from this Agreement or any Terms Agreement brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

(f)            Counterparts.  This Agreement and each Terms Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(g)           Survival of Provisions Upon Invalidity of Any single Provision.  In case any provision in this Agreement or any Terms Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)           Waiver of Jury Trial.  Each of the Company and the Managers hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

(i)            Titles and Subtitles.  The titles of the sections and subsections of this Agreement and any Terms Agreement are for convenience and reference only and are not to be considered in construing this Agreement or such Terms Agreement.

(j)            Entire Agreement.  Other than the terms set forth in each Transaction Notice delivered hereunder and each Terms Agreement executed and delivered pursuant hereto, this Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any Terms Agreement may be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Managers and the Company.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Managers.

Very truly yours,

HALCÓN RESOURCES CORPORATION

			By:	/s/ Mark J. Mize
				Name:	Mark J. Mize
				Title:	Executive Vice President, Chief Financial Officer and Treasurer

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Stewart Frankel
	Name:	Stewart Frankel
	Title:	Managing Director

JEFFERIES LLC

By:	/s/ Michael A. Bauer
	Name:	Michael A. Bauer
	Title:	Managing Director

MLV & CO. LLC

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Chief Executive Officer

Signature Page to Equity Distribution Agreement

SCHEDULE 1

AUTHORIZED COMPANY REPRESENTATIVES

Floyd C. Wilson, Chairman and Chief Executive Officer

Mark J. Mize, Executive Vice President, Chief Financial Officer and Treasurer

SCHEDULE 2

INFORMATION SUPPLIED BY THE MANAGERS

The Company and the Managers agree that the information supplied to the Company by the Managers for inclusion in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) is limited to the names of each of the Managers and the statement that the Managers will not engage in any transactions that stabilize the Common Stock appearing in the last sentence of the first paragraph under the caption “Plan of Distribution; Conflicts of Interest” in the Prospectus Supplement dated March 18, 2015.

SCHEDULE 3

ISSUER FREE WRITING PROSPECTUSES

None.

EXHIBIT A

HALCÓN RESOURCES CORPORATION

[              ], 20[    ]

[              ]

VIA EMAIL

TRANSACTION NOTICE

Ladies and Gentlemen:

The purpose of this Transaction Notice is to propose certain terms of the Agency Transaction entered into with a Manager under, and pursuant to, that certain Equity Distribution Agreement between the Company and the Managers, dated March 18, 2015 (the “Agreement”).  Please indicate your acceptance of the proposed terms below.  Upon acceptance, the particular Agency Transaction to which this Transaction Notice relates shall supplement, form a part of, and be subject to, the Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The terms of the particular Agency Transaction to which this Transaction Notice relates are as follows:

Trading Day(s) on which Shares may be Sold:	[ ], 20[ ], [ ], 20[ ] . . . [ ], 20[ ]

Maximum Number of Shares to be Sold in the Aggregate:	[ ]

Maximum Number of Shares to be Sold on each Trading Day:	[ ]

Floor Price:	USD[ . ]

[Remainder of Page Intentionally Blank]

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Very truly yours,

HALCÓN RESOURCES CORPORATION

By:
Name:
Title:

Accepted and agreed as of
the date first above written:

[•]

By:
Name:
Title:

2

EXHIBIT B

HALCÓN RESOURCES CORPORATION

Common Stock

TERMS AGREEMENT

[              ], 20[    ]

[•]

Ladies and Gentlemen:

Halcón Resources Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, in Schedule hereto and in the Equity Distribution Agreement, dated March 18, 2015 (the “Equity Distribution Agreement”), between the Company and BMO Capital Markets Corp., Jefferies LLC and MLV & Co. LLC (“the Managers” and each a “Manager”), to issue and sell to the undersigned Manager [              ] shares of the Company’s common stock, par value $[  .    ] per share (the “Purchased Shares”)[, and, solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase an additional [              ] shares of such common stock (the “Additional Shares”)]. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[The Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares at the same purchase price per share to be paid by the Manager to the Company for the Purchased Shares.  This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date of this Terms Agreement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Option Settlement Date”); provided, however, that the Option Settlement Date shall not be earlier than the Settlement Date (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.  Payment of the purchase price for the Additional Shares shall be made at the Option Settlement Date in the same manner and at the same office as the payment for the Purchased Shares.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agents of the Company, of offers to purchase Shares in Agency Transactions is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares], in the form heretofore

1

delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Schedule hereto and subject the terms and conditions of the Equity Distribution Agreement incorporated herein as provided in the second immediately preceding paragraph, the Company agrees to issue and sell to the Manager, and the Manager agrees to purchase from the Company, the Purchased Shares at the time and place and at the purchase price set forth in Schedule 1 hereto.

[Remainder of Page Intentionally Blank]

2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Managers and the Company.

HALCÓN RESOURCES CORPORATION

By:
Name:
Title:

Accepted and agreed as of the date first above written:

[•]

By:
Name:
Title:

3

Schedule to Terms Agreement

[Price to Public:

USD[    .    ] per share]

Purchase Price by the Managers:

USD[    .    ] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Manager’s account, or the account of the Manager’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[              ], 20[    ]

Closing Location:

[              ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing (which documents shall be dated on or as of the date of the Terms Agreement to which this Scheduled is annexed):

•                  the officer’s certificate referred to in Section 4(d);

•                  the legal opinions referred to in Section 4(e)4(e);

•                  the “comfort letter” referred to in Section 4(g); and

•                  such other documents as the Managers shall reasonably request.

[Indemnity:

[              ]]

[Lockup:

In addition to, and without limiting the generality of, the covenant set forth in Section 3(m) of the Equity Distribution Agreement, [                ].]

4